EXHIBIT 99.1

LIZ CLAIBORNE INC. TAKES STRATEGIC STEPS TO BETTER CAPITALIZE

ON BRAND GROWTH OPPORTUNITIES

Streamlining Of Operations And Redeployment Of Resources Expected To Generate

$60-65 Million Of Gross Annual Savings Before Increased Investment in Targeted Brands

Company Expects Charges Totaling Approximately $60 Million

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NEW YORK, February 7, 2006 -- Liz Claiborne Inc. (NYSE: LIZ) today announced that it is streamlining its operations and redeploying resources to more efficiently manage its multi-brand and multi-channel portfolio, more closely align its business with customer and consumer needs, and better capitalize on the compelling growth opportunities across a number of its brands.

As a result of this initiative, brands and operations will be grouped according to consumer offerings and channels. Brands will have their own key brand-specific functions, such as design, merchandising and marketing, while benefiting from shared functions within each grouping such as planning, sales, sourcing and consumer research. Previously, these shared functions were organized by brand.

Paul R. Charron, Chairman and Chief Executive Officer, said, “As we continue to execute our strategy of organic growth and brand acquisitions, this fundamental realignment of how we organize our business will enable us to strengthen our competitive edge in a changing market. This strategic initiative will enable us to better capitalize on the compelling growth opportunities in our brand portfolio while increasing the benefits of shared resources and economies of scale.”

The new operating responsibilities, reporting to Trudy Sullivan, President, are as follows:

•

Pamela Thomas-Graham, Group President, has responsibility for overseeing apparel for the better and moderate department stores, including brands such as Liz Claiborne, Sigrid Olsen, Emma James, JH Collectibles and the recently acquired Mac & Jac, Kenzie and Kenziegirl brands, among others.

•

Susan Kellogg, Group President, has responsibility for overseeing apparel for the bridge and contemporary lines, including brands such as Juicy Couture, Ellen Tracy, Dana Buchman, Laundry by Shelli Segal and the recently acquired Prana.

•

Susan Davidson, Group President, has responsibility for overseeing apparel for Lucky Brand, DKNY® Jeans and DKNY ® Active, and C&C California, in addition to all brand offerings in accessories and cosmetics.

•

Karen Murray, Group President, has responsibility for overseeing apparel for Claiborne and Enyce, as well as for men’s and women’s mid-tier brands for Kohl’s, Sears and JC Penney. She will also oversee all of the Company’s international businesses in the western hemisphere and its licensing business.

•	The Company is conducting a search for an executive to oversee its Direct to Consumer operations, which include retail, outlet and e-commerce, and will consider both internal and external candidates.

Rattan Chadha, CEO of Mexx Europe Holdings B.V., continues to be responsible for the Company’s operations in Europe and the Middle East. Mr. Chadha continues to report to Mr. Charron.

The Company expects this realignment to yield annual gross cost savings of $60 to $65 million starting in 2007, with $30 to $35 million of cost savings anticipated in 2006. The cost savings in 2006 and 2007 are before increased investment in marketing and in-store support for high-potential growth brands, including Juicy Couture, Lucky Brand and Sigrid Olsen, as well as targeted brands such as Liz Claiborne. The Company expects to take charges related to this initiative totaling approximately $60 million, the majority of which will occur in the first half of 2006. Approximately $6 million of these charges are expected to be non-cash.

As a result of this new organizational structure, the Company expects a net reduction of approximately 500 positions, or about 4% of its global work force, with significant staff reductions at the more senior levels of the organization. The Company also intends to rationalize select distribution facilities and office space as well as close or repurpose approximately 20 retail stores.

Charron added, “While it is always a difficult decision to eliminate staff, this is the right thing to do for the business. In an increasingly competitive marketplace, these changes will make us a nimbler, more flexible organization that is closer to our customers and better positioned to optimize our assets and increase profitability and shareholder value.”

President Trudy Sullivan added, “We are confident this strategic initiative will enable us to better leverage the best opportunities within our expansive collection of brands, while recognizing the different role each brand plays within our portfolio. A more centralized sales approach will allow us to better serve our wholesale customers and be even more responsive to the rapidly changing needs of consumers. We expect that this leaner operating platform will also increase margins and facilitate smooth integration of future acquisitions.”

The Company will provide further details regarding its streamlining initiatives, along with updated 2006 guidance, when it releases fourth quarter and full year 2005 results on March 1, 2006.

About Liz Claiborne Inc.

Liz Claiborne Inc. designs and markets an extensive range of women’s and men’s fashion apparel and accessories appropriate to wearing occasions ranging from casual to dressy. The Company also markets fragrances for women and men. Liz Claiborne Inc.’s brands include Axcess, Belongings, Bora Bora, C&C California, City Unltd., Claiborne, Crazy Horse, Curve, Dana Buchman, Elisabeth, Ellen Tracy, Emma James, Enyce, First Issue, Intuitions, J.H. Collectibles, Juicy Couture, Kenzie, Kenziegirl, Laundry by Shelli Segal, LIZ, Liz Claiborne, Lucky Brand Jeans, Mac & Jac, Mambo, Marvella, MetroConcepts, Mexx, Monet, Monet 2, Prana, Realities, Rhythm & Blues, Sigrid Olsen, Soul, Spark, Stamp 10, Tapemeasure, Tint, Trifari,Villager and Yzza. In addition, Liz Claiborne Inc. holds the exclusive, long-term license to produce and sell men’s and women’s collections of DKNY® Jeans and DKNY® Active in the Western Hemisphere. The Company also has the exclusive license to produce jewelry under the Kenneth Cole New York and Reaction Kenneth Cole brand names.

Contacts

Investor Relations

Robert J. Vill, Vice President - Finance and Treasurer +1-201-295-7515

Media

Jane Randel, Vice President, Corporate Communications, +1-212-626-3408

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Forward Looking Statements

Statements contained herein that relate to future events or the Company’s future performance, including, without limitation, statements with respect to the Company’s anticipated results of operations or level of business, are forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on current expectations only and are not guarantees of future performance, and are subject to certain risks, uncertainties and assumptions. The Company may change its intentions, belief or expectations at any time and without notice, based upon any change in the Company’s assumptions or otherwise. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. In addition, some factors are beyond the Company’s control. Among the factors that could cause actual results to materially differ include risks related to the continuing challenging retail and macroeconomic conditions, including the levels of consumer confidence and discretionary spending and the levels of customer traffic within department stores, malls and other shopping and selling environments, and a continuation of the deflationary trend in prices for apparel products; risks associated with the Company’s dependence on sales to a limited number of large United States department store customers; the impact of consolidation among one or more of the Company’s larger customers, such as the recently completed merger between Federated Department Stores, Inc. and The May Department Store Company; risks associated with providing for the succession of senior management; risks related to retailer and consumer acceptance of the Company’s products; risks related to the Company’s ability, especially through its sourcing, logistics and technology functions, to operate within substantial production and delivery constraints, including risks associated with the possible failure of the Company’s unaffiliated manufacturers to manufacture and deliver products in a timely manner, to meet quality standards or to comply with Company policies regarding labor practices or applicable laws or regulations; risks related to the Company’s ability to adapt to and compete effectively in the new quota environment, including changes in sourcing patterns resulting from the elimination of quota on apparel products, as well as lowered barriers to entry; risks associated with the Company’s ability to maintain and enhance favorable brand recognition; risks associated with the operation and expansion of the Company’s own retail business; risks associated with the Company’s ability to correctly balance the level of its commitments with actual orders; risks associated with the Company’s ability to identify appropriate acquisition candidates and negotiate favorable financial and other terms, against the background of increasing market competition (from both strategic and financial buyers) for the types of acquisitions the Company has made; risks associated with acquisitions and new product lines and markets, including risks relating to integration of acquisitions, retaining and motivating key personnel of acquired businesses and achieving projected or satisfactory levels of sales, profits and/or return on investment; risks associated with the Company’s ability to attract and retain talented, highly qualified executives and other key personnel; risks associated with any significant disruptions in the Company’s relationship with, and any work stoppages by, its employees, including its union employees; risks associated with changes in social, political, economic, legal and other conditions affecting foreign operations, sourcing or international trade, including the impact of foreign currency exchange rates, currency devaluations in countries in which the Company sources product; risks associated with war, the threat of war and terrorist activities; work stoppages or slowdowns by suppliers or service providers; risks relating to protecting and managing intellectual property; and such other economic, competitive, governmental and technological factors affecting the Company’s operations, markets, products, services and prices and such other factors as are set forth in our 2004 Annual Report on Form 10-K, including, without limitation, those set forth under the heading “Business-Competition; Certain Risks” and under the heading “Statement Regarding Forward-Looking Statements” and other documents filed by the Company with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.